EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated April 9, 2004 on our audit of the financial statements of Dwango North America Corp. and subsidiary (the “Company”) as of and for the year ended December 31, 2003, in the Registration Statement on Form SB-2 (Amendment No. 2) and related Prospectus of the Company. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement and Prospectus.

/s/ Eisner LLP

New York, New York

July 12, 2004